Exhibit 99.1

                            MADISON BANCSHARES, INC.
                                  PRESS RELEASE

     Palm Harbor,  Florida,  October 22, 2002. Madison Bancshares,  Inc. (Nasdaq
SC: MDBS) announced today that Henry O. Speight, Chief Financial Officer for Madison Bancshares and its wholly-owned subsidiary, Madison Bank, resigned today. The resignation is to be effective November 4, 2002. Mr. Speight resigned in order to accept a new position with Public Bank, located in Vero Beach, Florida. Public Bank is a wholly owned subsidiary of Alabama National Bancorporation, Birmingham, Alabama. At this time, no one has been appointed to replace Mr. Speight.

     Madison Bancshares is a one-bank holding company headquartered in Palm Harbor, Florida, whose wholly-owned subsidiary, Madison Bank, operates four offices in Palm Harbor, Largo, Port Richey and Tarpon Springs, Florida. As of September 30, 2002, Madison Bancshares had $204.5 Million in total assets, $158.7 Million in total loans; and $14.0 Million in total equity capital. Trailing 12 month earnings are $1.00 per share.

Contact: Robert B. McGivney
         President and CEO
         (727) 786-3888